Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 of Maius Pharmaceutical Group Co., Ltd of our report dated February 28, 2025, relating to the consolidated financial statements of Maius Pharmaceutical Co., Ltd., and Subsidiaries as of and for the years ended September 30, 2024 and 2023, which appear in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

February 28, 2025